Exhibit 10.10

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (as amended, restated, amended or restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 18, 2018 by and among CP PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower (the “CP Borrower”), NORTHWEST PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower (the “Northwest Borrower”), ATTALLA NURSING ADK, LLC, a Georgia limited liability company, as borrower (the “Attalla Borrower”), ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company, as borrower and guarantor (“AdCare Holdco”; the CP Borrower, the Northwest Borrower, the Attalla Borrower and AdCare Holdco are collectively referred to herein as “Borrowers” and each as a “Borrower”), HEARTH & HOME OF OHIO, INC., a Georgia corporation, as guarantor (the “HHO Guarantor”), REGIONAL HEALTH PROPERTIES, INC. a Georgia corporation, as guarantor (the “RHP Guarantor”; the HHO Guarantor, AdCare Holdco and the RHP Guarantor are collectively referred to herein as “Guarantors” and each as a “Guarantor”), and PINECONE REALTY PARTNERS II, LLC, a Delaware limited liability company, as lender (together with its successors and assigns, the “Lender”).

RECITALS

WHEREAS, the Credit Parties and the Lender are parties to that certain Loan Agreement, dated as of February 15, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, as of the date hereof, certain Events of Default under the Loan Agreement have occurred and are continuing; and

WHEREAS, upon the request of the Credit Parties, the Lender, subject to the terms and conditions set forth herein, has agreed to forbear during the Forbearance Period (as defined below) from exercising certain of its default-related rights and remedies against the Credit Parties with respect to the Specified Defaults (as defined below).

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Definitions.  Unless otherwise defined herein, all capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Loan Agreement, as amended, supplemented or otherwise modified by this Agreement.

SECTION 2.Forbearance; Forbearance Default Rights and Remedies.

(a)Specified Defaults.  For purposes of this Agreement, the term “Specified Defaults” shall mean the following, collectively, and the term “Specified Default” shall mean any of the following:

(i)the Events of Default under Section 11.1(c) of the Loan Agreement as a result of the Borrowers’ failure to comply with the following provisions of the Loan

Agreement: (A) Sections 8.17(a) and 8.29 of the Loan Agreement as a result of the entry into that certain Second Amendment to Master Sublease Agreement among ADK Georgia, LLC, OS Tybee, LLC, SB Tybee, LLC, and JV Jeffersonville, LLC without the prior written consent of the Lender (the “Peach Amendment Default”); (B) Section 10.2(n) of the Loan Agreement as a result of the Credit Parties’ failure to deliver copies of all reports and notices provided by the Operators to the RHP Parties under the Operating Leases (the “Reporting Default”); (C) Section 10.3(c) of the Loan Agreement as a result of the Borrowers’ failure to furnish to the Lender a certificate of an Authorized Officer for the fiscal year ended December 31, 2017 stating that no Default or Event of Default by the RHP Guarantor exists as of the filing date of its Form 10-K for the fiscal year ended December 31, 2017, or if any such Default or Event of Default does exist, specifying the nature and extent thereof and what action the RHP Guarantor proposes to take with respect thereto (the “Certificate Default”); (D) Sections 10.2(a), 10.2(b), 10.2(g), 10.2(j), 10.2(l), and 10.2(m) of the Loan Agreement as a result of (collectively, the “DPNA Notice Defaults”) (i) Borrowers’ failure to give prompt notice of the denial of payment for new admissions in force at the Healthcare Facility owned by QC Property Holdings, LLC (“Quail Creek”) and the Healthcare Facility owned by Northwest Property Holdings, LLC (“Northwest”), and (ii) Borrowers’ failure to give notice of ongoing correspondence and notice of pending decertification of the Healthcare Facilities owned by Quail Creek and Northwest from participation in one or more Government Reimbursement Programs; (E) Section 7.11(j) of the Loan Agreement as a result of Borrowers’ failure to provide copies of plans of correction filed with the applicable Governmental Authority and evidence of the filings thereof in connection with the Healthcare Facilities owned by Quail Creek and Northwest; (F) Section 8.18 of the Loan Agreement as a result of Quail Creek entering into the Seventh Amendment to Loan and Security Agreement with Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC, and the Third Amendment to Promissory Note with  Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC (the “Debt Amendment Default”); and (G) Section 10.2(f) of the Loan Agreement as a result of the applicable Credit Parties’ failure to give notice of the Reporting Default, the Beacon Ohio Lease Defaults, the Post-Closing Obligations Defaults, the Operator Insurance Defaults, the Operator Estoppel Defaults, the CP SNDA Default, the Attalla SNDA Default, the Northwest SNDA Default, the Northwest DPNA Default, the Quail Creek DPNA Default, the Healthcare Authorizations Default, the Debt Amendment Default and the Symmetry Lease Defaults (each as defined herein).

(ii)the Event of Default under Section 11.1(d) of the Loan Agreement as a result of (A) the representation and warranties made by the Credit Parties pursuant to Sections 6.5 and 6.10 of the Loan Agreement having been false at the time made due to there being an event or circumstance having occurred or existing that with the passage of time or giving of notice would constitute a default under the following Operating Leases as a result of non-payment of rent thereunder by the lessees thereunder (collectively, the “Beacon Ohio Lease Defaults”): (1) Lease Agreement, dated August 1, 2015, by and between Eaglewood Village, LLC and EW ALF, LLC; (2) Lease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and PV SNF, LLC; (3) Lease Agreement, dated August 1, 2015, by and between 2014 HUD Master Tenant, LLC and EW SNF, LLC; and (4) Lease Agreement, dated August 1, 2015, by and between AdCare Health Systems, Inc. and CC SNF, LLC, (B) the representations and warranties made by the Credit Parties pursuant to Sections 6.5, 6.10 and 6.25 of the Loan Agreement having been false at the time made due to the limitation, suspension or revocation of a Healthcare Authorization by a Governmental Authority at Quail Creek (the “Quail Creek R&W Default”) and (C) the representations and warranties made by the Credit Parties pursuant to Section 6.19 of the Loan Agreement having been false at the time made due to inaccuracies in the organizational chart included in Schedule 6.19 to the Loan Agreement;

(iii)the Events of Default under Section 11.1(i) of the Loan Agreement due to the denial of payment for new admissions in force at each of Quail Creek and Northwest (the “Healthcare Authorizations Default”);

(iv)the Events of Default under Section 11.1(s) of the Loan Agreement as a result of the Borrowers’ failure to deliver or satisfy the following post-closing obligations set forth on Schedule 5.3 to the Loan Agreement within the time periods set forth therein (collectively, the “Post-Closing Obligations Defaults”): (A) Item 5 related to Tenant Estoppels; (B) Item 6 related to SNDAs; (C) Item 7 related to insurance coverage; (D) Item 8 related to the resolution of the Actions (as defined therein); (E) Item 9 related to intercompany Indebtedness; (F) Item 10 related to the Lease Assignments; (G) Item 15 related to Provider Network Agreements; (H) Item 16 related to Managed Care Agreements; (I) Item 17 related to UCC terminations; and (J) Item 18 related to written opinions by Borrowers’ legal counsel; and

(v)the Events of Default under Section 11.1(w) of the Loan Agreement as a result of: (A) the Beacon Ohio Lease Defaults; (B) an “Event of Default” under Section 11(g) of that certain Lease Agreement, dated as of September 22, 2014 (as amended by that certain First Amendment to Lease Agreement, dated as of November 21, 2014, and that certain Second Amendment to Lease Agreement, dated as of September 14, 2015, the “Attalla Lease”), by and between Attalla Nursing ADK, LLC and C.R. of Attalla, LLC (the “Attalla Tenant”) due to the filing by the Attalla Tenant of a voluntary petition under federal bankruptcy law for debtor’s relief (the “Attalla Bankruptcy Default”); (C) an “Event of Default” under Sections 12(b) and 12(c) of that certain Sublease Agreement, dated as of May 1, 2015 (as amended by that certain First Amendment to Sublease Agreement, dated as of December 1, 2015, the “Northwest Lease”), by and between NW 61st Nursing, LLC and Southwest LTC-NW OKC, LLC as a result of the denial of payment for new admissions at Northwest (the “Northwest DPNA Default”); (D) an “Event of Default” under Sections 12(b) and 12(c) of that certain Sublease Agreement, dated as of May 1, 2015 (as amended by that certain First Amendment to Sublease Agreement, dated December 1, 2015, the “Quail Creek Lease”), by and between QC Nursing, LLC and Southwest LTC-Quail Creek, LLC as a result of the denial of payment for new admissions in force at Quail Creek (the “Quail Creek DPNA Default”); (E) the “Events of Default” under each of the Operating Leases listed in Exhibit A hereto due to the failure by the Operator thereunder to (i) satisfy the insurance requirements of such Operating Lease (collectively, the “Operator Insurance Defaults”) and (ii) deliver to the Credit Parties fully executed Estoppel Certificates as requested by Credit Parties (collectively, the “Operator Estoppel Defaults”), as applicable; (F) an “Event of Default” under Section 12(f) of that certain Sublease Agreement, dated as of February 18, 2015 (the “CP Lease”), by and between CP Nursing, LLC and C.R. of College Park, LLC (the “CP Tenant”) due to the

CP Tenant’s failure to comply with the provisions of Section 15 of the CP Lease (the “CP SNDA Default”); (G) an “Event of Default” under Section 11(f) of the Attalla Lease as a result of the Attalla Tenant’s failure to comply with the provisions of Section 14 of the Attalla Lease (the “Attalla SNDA Default”); (H) an “Event of Default” under Section 12(f) of the Northwest Lease as a result of the Northwest Tenant’s failure to comply with the provisions of Section 15 of the Northwest Lease (the “Northwest SNDA Default”); and (I) an “Event of Default” under each of the following Operating Leases as a result of non-payment of rent thereunder by the lessees thereunder (collectively, the “Symmetry Lease Defaults”): (1) Lease Agreement, dated as of February 27, 2015 (as amended by that certain First Amendment to Lease Agreement, dated as of March 20, 2015), by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter, LLC; and (2) Lease Agreement, dated as of February 27, 2015 (as amended by that certain First Amendment to Lease Agreement, dated as of March 20, 2015, and that certain Second Amendment to Lease Agreement, dated as of May 31, 2015), by and between Mountain Trace Nursing ADK, LLC and Blue Ridge on the Mountain, LLC.

Each Borrower and each other Credit Party hereby acknowledges and agrees that each of the Specified Defaults is continuing and in existence as of the date of this Agreement, notwithstanding any cure periods set forth in the Loan Agreement (it being understood and agreed that all applicable cure periods in the Loan Agreement have expired prior to the date hereof).

(b)Effective as of the Forbearance Effective Date (as hereinafter defined), the Lender hereby agrees, that during the Forbearance Period, except as otherwise provided herein, the Lender will forbear from the exercise of any and all default-related rights and remedies (including, without limitation, (x) the acceleration of the outstanding Loans or any obligations of the Credit Parties under the Loan Agreement or any other Loan Document and (y) charging interest at the Default Rate pursuant to Section 2.2(b)(i) of the Loan Agreement) against the Borrowers and the other Credit Parties under the Loan Agreement, the other Loan Documents and/or applicable law to the extent the availability of such remedies arises from the Specified Defaults. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending upon the occurrence of a Termination Event (as hereinafter defined).  As used herein, “Termination Event” shall mean the earlier to occur of (i) July 20, 2018 at 11:59 p.m. New York time and (ii) the occurrence of any Forbearance Default (as hereinafter defined).  As used herein, the term “Forbearance Default” shall mean the occurrence of any one or more of the following:

(i)the occurrence of any Default (other than any Specified Default or any Default under Section 10.3(b) of the Loan Agreement due to the failure by the RHP Guarantor to furnish to Lender a Form 10-Q for the fiscal quarter ended March 31, 2018 and the other information required by Section 10.3(b) of the Loan Agreement, in each case, by no later than May 30, 2018) or Event of Default (other than any Specified Default) under and as defined in the Loan Agreement;

(ii)the failure of any representation or warranty made by the Borrowers or any other Credit Party under or in connection with this Agreement, the AdCare Opco Guaranty, the AdCare Opco Pledge Agreement or any of the Post-Forbearance Effective Date

Agreements (each, as defined herein) to be true and correct in any respect as of the date when made;

(iii)the failure by any Borrower or any of the other Credit Parties to perform or comply with any of its covenants or obligations contained in this Agreement (including, without limitation, any of the covenants or obligations contained in Section 5);

(iv)5:00 p.m. (New York City time) on July 6, 2018, if the Credit Parties shall have failed, prior to such time, to enter into a support agreement with the Lender, pursuant to which the Lender agrees to support a transaction or series of transactions (such transaction or series of transactions, the “Specified Transaction”) that remedies the Specified Defaults through a refinancing of the Loans or otherwise, which support agreement shall be in form and substance and shall contain terms and conditions (including terms and conditions regarding the Specified Transaction) that are acceptable to the Lender; provided that the Specified Transaction shall be commenced no later than July 16, 2018;

(v)any Borrower or any other Credit Party enters into any agreement or understanding outside the ordinary course of business (including, without limitation, an agreement to pursue a financing transaction (debt or equity), offer to purchase, acquisition, merger, consolidation, business combination, joint venture, sale of substantially all assets or equity interests, dissolution, wind-up, liquidation, reorganization, or restructuring relating to any such Borrower or any other Credit Party) that is not acceptable to the Lender or publicly announces its intention to do any of the foregoing;

(vi)any third-party announces an intention to acquire (directly or indirectly) or makes an offer to acquire (directly or indirectly), or makes a public or private offer to acquire (directly or indirectly), beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of more than 35% of the equity securities of RHP Guarantor that are entitled to vote for members of the board of directors or equivalent governing body of RHP Guarantor; or

(vii)any Borrower or any other Credit Party takes any action in any manner to repudiate or assert a defense to this Agreement, the Loan Agreement or any of the other Loan Documents or any liabilities or obligations (including any Obligations) under this Agreement, the Loan Agreement or any of the other Loan Documents or asserting any claim or cause of action or initiating any judicial, administrative or arbitration proceeding against the Lender related to the foregoing.

(c)Upon the occurrence of a Termination Event, the agreement of the Lender to forbear from exercising its default-related rights and remedies shall immediately and automatically terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrowers and each other Credit Party hereby waive. The Borrowers and each other Credit Party agree that the Lender may at any time after the occurrence of a Termination Event proceed to exercise any and all of its rights and remedies under any or all of the Loan Agreement, any other Loan Document and/or applicable law, including, without limitation, any and all rights and remedies that the Lender is, or may become entitled to, as a consequence of any Default or Event of Default that has occurred prior to, during or after the Forbearance Period (including the Specified Defaults), all of which rights and remedies are fully reserved by the Lender.

SECTION 3.Conditions.  This Agreement shall be effective on the first day (the “Forbearance Effective Date”) upon which each of the following conditions precedent shall have been satisfied:

(a)(i) the Lender shall have received a counterpart signature of the Credit Parties to this Agreement and (ii) the Credit Parties shall have received a counterpart signature of the Lender to this Agreement;

(b)AdCare Operations, LLC (“AdCare Opco”) shall have executed and delivered to the Lender (x) the Guaranty Agreement attached hereto as Exhibit B, pursuant to which AdCare Opco shall have guaranteed all Obligations and other amounts outstanding under the Loan Agreement from time to time (the “AdCare Opco Guaranty”) and (y) the Pledge Agreement attached hereto as Exhibit C, pursuant to which AdCare Opco shall have secured the AdCare Opco Guaranty by granting a security interest in the Pledged Collateral (as defined in Exhibit C) (the “AdCare Opco Pledge Agreement”);

(c)the Credit Parties shall have delivered to the Lender such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as Lender may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement, the AdCare Opco Guaranty and the AdCare Opco Pledge Agreement; and

(d)the Borrowers shall have paid to Lender a non-refundable payment as additional interest, payable in-kind by increasing the outstanding principal amount of Loans held by such Lender by an amount equal to 2.50% of the Loans outstanding on the date hereof (with such increase being applied to each outstanding Loan on a pro rata basis in accordance with the outstanding principal amount thereof prior to such payment), whereupon from and after such date such amounts shall be added to and constitute Obligations (the “PIK Payment”).

SECTION 4.Representations and Warranties.  Each Credit Party represents and warrants to the Lender, on the Forbearance Effective Date, that the following statements are true and correct in all material respects on and as of such date:

(a)the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate or limited liability company action on the part of such Credit Party; this Agreement has been duly executed and delivered by such Credit Party; and this Agreement constitutes a valid and binding agreement of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)no approval, consent, exemption, authorization or other action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any other Credit Party of this Agreement;

(c)the execution, delivery and performance by each Borrower and the other Credit Parties of this Agreement do not (i) contravene the terms of the Borrowers’ or any other Credit Party’s certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any indenture, mortgage, deed of trust, Loan Agreement or loan agreement, or any other material agreement, contract or instrument to which any Borrower or any other Credit Party is a party or by which it or any of its properties or assets is bound or to which it may be subject or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or any other Credit Party or the properties or assets of any Borrower or any other Credit Party is subject; (iii) violate any applicable law; or (iv) result in a limitation on any governmental approvals applicable to the business, operations or properties of any Borrower or any other Credit Party;

(d)all of the Obligations are secured by a legal, valid and enforceable first priority security interest in and Lien on the Collateral in favor of the Lender;

(e)there are no offsets, counterclaims or defenses to the liabilities or obligations (including any Obligations) under any of the Loan Documents, or to the rights, remedies or powers of the Lender in respect of any of the Obligations or any of the Loan Documents;

(f)the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation, commitment or agreement of the Lender with respect to any future modification, amendment, waiver, forbearance or restructuring with respect to the Obligations, the Collateral or any of the Loan Documents;

(g)except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under this Agreement, the Loan Agreement or any other Loan Document; and

(h)after giving effect to the PIK Payment on the Forbearance Effective Date, (i) the outstanding Principal amount of the Loan to CP Borrower is $2,562,500, (ii) the outstanding Principal amount of the Loan to Northwest Borrower is $2,050,000, (iii) the outstanding Principal amount of the Loan to Atalla Borrower is $8,456,250 and (iv) the outstanding Principal amount of the Loan to AdCare Holdco is $3,587,500.

SECTION 5.Covenants; Loan Agreement Amendment.

(a)Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended by:

(i)Item 10 in Schedule 5.3 of the Loan Agreement is hereby amended and restated as follows:

“10.[Reserved]”.

(ii)amending Schedule 1 of the Loan Agreement by adding the following to the end of Item 1 appearing therein:

“(e)All Indebtedness outstanding under (i) the Sixth Amendment to Loan and Security Agreement, dated as of March 2, 2018, between QC Property Holdings, LLC and Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC and (ii) the Second Amendment to Promissory Note, dated as of March 2, 2018, by and between QC Property Holdings, LLC, and Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC.

(f)All Indebtedness outstanding under (i) the Seventh Amendment to Loan and Security Agreement, dated as of April 30, 2018, between QC Property Holdings, LLC and Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC; and (ii) the Third Amendment to Promissory Note, dated as of April 30, 2018, by and between QC Property Holdings, LLC, and Congressional Bank, as successor in interest to Housing & Healthcare Funding, LLC.”

(iii)amending and restating Section 8.18 of the Loan Agreement in its entirety as follows:

“Cancel or otherwise forgive, release, extend, amend or otherwise modify any claim or debt owed to it by any Person, except for reasonably equivalent consideration and in the ordinary course of its business.”

(iv)deleting the reference to “first anniversary of the Closing Date” in Section 2.10(e) of the Loan Agreement and inserting “date that is thirteen (13) months after the Closing Date” in lieu thereof;

(v)amending the second sentence of Section 2.10(f) of the Loan Agreement by deleting the period at the end of such sentence and inserting the following in lieu thereof:

“; provided, however that the Break-Up Fee shall be due and payable only to the extent that (x) any Loan is prepaid or repaid in full (other than to the extent such prepayment or repayment is financed with the proceeds of Indebtedness provided by Lender or any of its Affiliates or upon the consummation of a Change of Control) or is accelerated as a result of an Event of Default under Section 11.1(c) due to any RHP Party incurring Indebtedness in violation of Article VIII or (y) upon the occurrence of a Change of Control, including an acceleration as a result of an Event of Default pursuant to Section 11.1(l) due to such Change of Control.”

(vi)amending and restating Section 2.10(d) of the Loan Agreement in its entirety as follows:

“(d)Prepayment Premium/Break-Up Fee. Each Borrower shall pay the following amounts to the Lender: (i) upon any repayment or prepayment by any Borrower of any principal of its Loan, including in connection with an acceleration of such Loan (expressly including acceleration as a result of an Event of Default pursuant to Section 11.(f)), before the Scheduled Maturity Date, such Borrower shall pay to Lender on the date of such repayment or prepayment the Prepayment Premium applicable thereto pursuant to Section 2.5, except if a prepayment is the result of a Casualty or Condemnation; and (ii) upon (x) the prepayment or repayment of any Loan in full (other than any such prepayment or repayment that is financed with the proceeds of Indebtedness provided by Lender or any of its Affiliates or in connection with a Change of Control) or an acceleration as a result of an Event of Default under Section 11.1(c) due to any RHP Party incurring Indebtedness in violation of Article VIII or (y) the occurrence of a Change of Control, including an acceleration as a result of an Event of Default pursuant to Section 11.1(l) due to such Change of Control, in each case of clauses (x) and (y), an amount equal to the Break-Up Fee.”

(vii)deleting the reference to “(the “Ongoing Rate”)” in Section 2.2(a) of the Loan Agreement and inserting the following immediately after the reference to “three (3) months after the Closing Date” appearing therein:

“until the Business Day immediately preceding the Forbearance Effective Date (as defined in the Forbearance Agreement, dated as of May 11, 2018, by and between the Credit Parties and the Lender) and thirteen and one-half percent (13.5%) per annum from and after the Forbearance Effective Date (the “Ongoing Rate”)”

(viii)amending the definition of “Obligations” in Section 1.1 of the Loan Agreement by inserting the following immediately after the reference to “in respect of the Loans”:

“(including Default Rate interest, Late Payment Charges, Prepayment Premium, the Break-Up Fee, Finance Fees and Early Termination Fees)”

(ix)amending and restating the definition of “Guarantor or Guarantors” in Section 1.1 of the Loan Agreement in its entirety as follows:

“Guarantor or Guarantors: the meaning set forth in the preamble to this Agreement, and shall also include AdCare Operations, LLC and each other Person, if any, who on or after the Closing Date guarantees the payment and performance of the Obligations, including as contemplated by the Forbearance Agreement or otherwise.”

(x)amending the definition of “Early Termination Fee” in Section 1.1 of the Loan Agreement by deleting the reference to “first anniversary of the Closing Date” appearing therein and inserting “date that is thirteen (13) months after the Closing Date” in lieu thereof;

(xi)amending Section 1.1 of the Loan Agreement by inserting the following definitions in alphabetical order therein:

Break-Up Fee: (a) in connection with a prepayment or repayment of all Loans in full (other than with the proceeds of Indebtedness provided by Lender or any of its Affiliates or upon consummation of a Change of Control), an amount equal to 1.0% of the Loans outstanding at such time; and (b) in connection with a Change of Control, an amount equal to the following (which amount shall not be less than zero): (i) 10% of the Principal outstanding as of the Closing Date multiplied by the price per share that is paid to holders of RHP Guarantor’s 10.875% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) upon the consummation of such Change of Control, minus (ii) 10% of the Principal outstanding as of the Closing Date multiplied by the lesser of (x) the last quoted price per share by NYSE American LLC of RHP Guarantor’s Series A Preferred Stock on the Forbearance Effective Date and (y) the volume weighted average price of RHP Guarantor’s Series A Preferred Stock as quoted by NYSE American LLC for the consecutive 90-day period after the Forbearance Effective Date.”

Forbearance Agreement: that certain Forbearance Agreement, dated as of May 18, 2018, by and among the Credit Parties and the Lender.

(xii)amending and restating the definition of “Change of Control” in Section 1.1 of the Loan Agreement in its entirety as follows:

“Change of Control:  the occurrence of any of the following: (A) with respect to each Credit Party, the result caused by the occurrence of any event or series of events which results in (i) a majority of the members of the board of directors or other equivalent governing body ceased to be composed of individuals (a) who were members of that board or equivalent governing body on the Closing Date, (b) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (c) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (ii) the pledge, hypothecation, encumbrance or transfer of any interest in such Credit Party (directly or indirectly, beneficially, legally or otherwise) other than RHP Guarantor, unless approved in writing by Lender in its sole and absolute discretion or (B) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 35% of the equity securities of RHP Guarantor entitled to vote for members of the board of directors or equivalent governing body of RHP Guarantor.”

(xiii)amending and restating the definition of “Loan Documents” in Section 1.1 of the Loan Agreement in its entirety as follows:

“Loan Documents:  this  Agreement, all Collateral Documents, the Notes, the Guaranty, the Pledge Agreement, the RHP Guarantor Note, the Tenant Estoppels, the SNDAs, the Forbearance Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender or any Lender in connection with the Loans or the transactions contemplated by this Agreement and/or the Forbearance Agreement, as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time.”

(xiv)amending and restating the definition of “Collateral” in Section 1.1 of the Loan Agreement in its entirety as follows:

“Collateral:  the meaning set forth in Section 4.1(b) and also includes any assets of any RHP Party in which Liens are granted or purported to granted to Lender to secure all or part of the Obligations from time to time, including pursuant to agreements, instructions and/or documents contemplated by the Forbearance Agreement or otherwise.”

(xv)amending and restating the definition of “Collateral Documents” in Section 1.1 of the Loan Agreement in its entirety as follows:

“Collateral Documents:  all Mortgages, agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement and/or the Forbearance Agreement pursuant to which Liens are granted or purported to be granted to Lender in Collateral securing all or part of the Obligations each in form and substance satisfactory to Lender, including the Guaranty, the Mortgages, the Pledge Agreement, the Tenant Estoppels, the SNDAs and all UCC financing statements.”

(xvi)amending Section 11.1(c) of the Loan Agreement by including the following proviso at the end thereof:

“provided, further, that any Default under Section 10.3(b) due to the failure by the RHP Guarantor to furnish to Lender a Form 10-Q for the fiscal quarter ended March 31, 2018 and the other information required by Section 10.3(b) of the Loan Agreement, in each case, by no later than May 30, 2018 shall not constitute an Event of Default unless RHP Guarantor shall not have cured such Default by July 6, 2018;”.

(xvii)amending and restating Section 9.1 of the Loan Agreement in its entirety as follows:

“Fixed Charge Coverage Ratio.  Commencing with the Fiscal Quarter ending June, 2018, the RHP Guarantor shall not permit the Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter during which any Loan is outstanding (calculated for each Test Period ending on such date) to be less than 1.2 to 1.0.”

(xviii)amending Section 11.1(w) of the Loan Agreement by deleting the “.” at the end of such clause and inserting the following in lieu thereof:

“; provided that, solely during the Forbearance Period (as defined in the Forbearance Agreement), a default under any Operating Lease with any of the following Operators due to the failure of such Operator to pay any amount required to be paid by such Operator under such Operating Lease shall not constitute an Event of Default unless such default has not been cured within thirty (30) calendar days after the original date on which such amount required to be paid by such Operator under such Operating Lease became due (it being understood that (i) a waiver by the lessor thereunder shall not constitute a cure of such default, and (ii) the original date on which such amount was required to be paid shall exclude all cure periods, grace periods and other similar allowances, if any, provided for under such Operating Lease): C.R. of College Park, LLC; C.R. of Attalla, LLC; C.R. of Coosa Valley, LLC; CRM of Meadowood, LLC; C.R. of Glenvue, LLC; C.R. of Autumn Breeze, LLC; C.R. of LaGrange, LLC; C.R. of Thomasville, LLC; SL SNF, LLC; LC SNF, LLC; Blue Ridge on the Mountain, LLC; Blue Ridge of Sumter, LLC; and Blue Ridge in Georgetown, LLC.”

(b)Each Borrower and each other Credit Party hereby agrees that to the extent that the Loan Agreement and/or any other Loan Document prohibits, restricts or limits any action or omission by any Borrower or any other Credit Party, or imposes any condition, certification or notification requirement on any Borrower or any other Credit Party upon the occurrence and during the continuance of a Default or Event of Default (including, without limitation, any prohibition, restriction or condition imposed on the use of any “basket” in Article VIII of the Loan Agreement), then such prohibition, restriction, limitation, condition, certification or notification requirement is currently in effect.

(c)To the extent any provision of Article XI of the Loan Agreement provides for a cure period with respect to any Default prior to such Default constituting an Event of Default, each Borrower and each other Credit Party hereby acknowledges and agrees that, with respect to the Specified Defaults, any such cure period has expired and such Specified Defaults are Events of Default that have occurred and are continuing as of the date hereof.

(d)As soon as reasonably practicable following execution of this Agreement and in no event later than May 23, 2018, the Credit Parties shall engage a nationally recognized, leading consulting firm that is mutually acceptable to the Credit Parties and the Lender on terms that are mutually acceptable to the Credit Parties and the Lender, with any such acceptance by the Lender being evidenced in writing.

(e)As soon as reasonably practicable following the execution of this Agreement but in any event by not later than June 4, 2018, the Credit Parties shall have complied with the following post-closing items set forth on Schedule 5.3 to the Loan Agreement: (i) Item 5 related to Tenant Estoppels; (ii) Item 6 related to SNDAs; (iii) Item 7 related to insurance coverage; (iv) Item 8 related to the resolution of the Actions (as defined therein); (v) Item 9 related to intercompany Indebtedness; (vi) Item 15 related to Provider Network Agreements; (vii) Item 16 related to Managed Care Agreements; (viii) Item 17 related to UCC terminations; and (ix) Item 18 related to written opinions by Borrowers’ legal counsel.

(f)The Credit Parties shall give notice to the Lender not later than one (1) calendar day after (i) the entry of any agreement referred to in Section 2(b)(v) (it being understood that any such agreement that is not acceptable to the Lender shall result in a Termination Event) and/or (ii) any Credit Party receives, or otherwise has knowledge of, an offer of the type described in Section 2(b)(vi), regardless of whether such offer is made to any Credit Party or any holder of RHP Guarantor’s equity securities.

(g)RHP Guarantor shall not declare, effectuate or otherwise consummate any of the following on account of, or in respect of, its 10.875% Series A Cumulative Redeemable Preferred Stock without the prior written consent of Lender: (i) any stock split or reverse stock split or recapitalization, combination, subdivision, reorganization or other reclassification; (ii) any dividend or other distribution of cash, indebtedness or other securities or property; or (iii) any other transaction that would customarily trigger anti-dilution protections in equity or equity-linked securities.

(h)Within seven (7) calendar days after the Forbearance Effective Date, the Credit Parties shall have:

(i)paid to the Lender $50,000 as a non-refundable payment in Dollars as additional interest; and

(ii)delivered to the Lender each of the following, which shall be in form and substance satisfactory to the Lender (the following clauses (A) through (M), collectively, the “Post-Forbearance Effective Date Agreements”):

(A)a guaranty agreement executed by HHO Guarantor pursuant to which HHO Guarantor shall guarantee the Loans made by Lender to CP Borrower, Northwest Borrower and AdCare Holdco (the “New HHO Guaranty”);

(B)a pledge agreement executed by HHO Guarantor pursuant to which HHO Guarantor shall pledge the Equity Interests in all of its Subsidiaries as collateral for its existing Guaranty and the New HHO Guaranty;

(C)a guaranty agreement executed by AdCare Holdco pursuant to which AdCare Holdco shall guarantee the Loans made by Lender to the Attalla Borrower (the “New AdCare Holdco Guaranty”);

(D)a pledge agreement executed by AdCare Holdco pursuant to which AdCare Holdco shall pledge (i) the Pledged Collateral as collateral for the New AdCare Holdco Guaranty and (ii) as collateral for its Loan, its existing Guaranty and the New AdCare Holdco Guaranty, its Subsidiaries’ Equity Interests that do not constitute Pledged Collateral as of the Forbearance Effective Date;

(E)one or more new guaranty agreements executed by AdCare Administrative Services, LLC, AdCare Consulting, LLC, AdCare Financial Management, LLC, AdCare Oklahoma Management, LLC, AdCare Acquisition, Inc., Hearth & Home of Vandalia, Inc., New Lincoln Ltd., AdCare Management Company, Inc. and AdCare Employee Leasing, LLC (collectively, the “New Guarantors”) pursuant to which the New Guarantors shall guarantee the Loans made by Lender to the Borrowers (the “New Guarantor Guaranty”);

(F)a security agreement executed by the New Guarantors pursuant to which the New Guarantors shall grant liens on substantially all of their assets to secure the New Guarantor Guaranty;

(G)each of the HHO Guarantor and the New Guarantors shall have caused to be filed in the Office of the Secretary of State for the State of Georgia UCC-1 financing statements naming HHO Guarantor and each of the New Guarantors as debtors and the Lender as secured party;

(H)if requested by Lender, (x) AdCare Holdco will cause to be filed one or more UCC-1 financing statements naming AdCare Holdco as debtor and Lender as secured party and/or one or more UCC-3 amendments with respect to UCC-1 financing statements naming AdCare Holdco as debtor and Lender as secured party and (y) deliver to Lender any other executed documents, agreements, instruments, amendments or supplements relating to any Collateral Document or take such other action to the extent necessary or advisable to ensure the Obligations are and continue to be secured by perfected first-priority liens on the Collateral;

(I)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party and/or New Guarantor as Lender may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with the other Post-Forbearance Effective Date Agreements;

(J)Organization Documents and certifications as Lender may require to evidence that each New Guarantor is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(K)an executed opinion from Georgia counsel and Ohio counsel to the Credit Parties, AdCare Opco and the New Guarantors that is addressed to the Lender;

(L)a certificate signed by an Authorized Officer of each Credit Party stating that no event or circumstance has occurred or exists that constitutes a Default or Event of Default (other than the Specified Defaults) and either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(M)an updated organizational chart, with an associated opinion by legal counsel attesting to the accuracy of aforementioned organizational chart.

(i)Within one (1) Business Day of the Forbearance Effective Date, AdCare Opco shall have caused to be filed in the Office of the Secretary of State for the State of Georgia a UCC-1 financing statement naming AdCare Opco as debtor and the Lender as secured party that is in form and substance satisfactory to Lender.

SECTION 6.Ratification of Liability.

Each of the Borrowers and each other Credit Party hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingently or otherwise, under this Agreement and each other Loan Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of Liens on, or security interests in, its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and confirms and agrees that such Liens and security interests hereafter secure all of the Obligations.  This Agreement shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof.  Each of the Borrowers and each other Credit Party (a) acknowledges receipt of a copy of this Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (b) consents to the terms and conditions of the same, and (c) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

SECTION 7.Release.  Each of the Credit Parties (on behalf of itself and its Affiliates) for itself and for its successors in title and assignees and for its past, present and future employees, agents, representatives (other than legal representatives), officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Lender, the Lender’s successors-in-title, legal representatives and assignees, past, present and future officers, directors, partners, general partners, limited partners, managing directors, members, affiliates, shareholders, trustees, agents, employees, consultants, principals, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Lender or its successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation, or (viii) any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Loan Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”).  Each of the Releasing Parties further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 7. Each of the Credit Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrowers or any other Credit Party pursuant to this Section 7.  If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrowers and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. For the avoidance of doubt, this provisions of this Section 7 shall survive the occurrence of a Termination Event.

SECTION 8.Construction.  This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity herein or therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 9.Execution of Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

SECTION 10.Continuing Effect of the Loan Agreement.

(a)The Lender has not waived, is not by this Agreement waiving, and has no intention of waiving any of the Specified Defaults, any other Defaults or Events of Default or any of the liabilities or obligations (including any Obligations) under any of the Loan Documents, and the Lender has not agreed to forbear with respect to any rights or remedies concerning any Defaults or Events of Default (other than, during the Forbearance Period, the Specified Defaults solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof, all of which rights are ratified and affirmed in all respects and shall continue in full force and effect.  Subject to Section 2(b) above (solely with respect to the Specified Defaults and only during the Forbearance Period), the Lender reserves the right, in its discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the other Loan Documents, at law or otherwise as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default that may occur after the date hereof, and the Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on the Lender’s part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

(b)Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement in similar or different circumstances.

(c)This Agreement shall apply and be effective only with respect to the provisions of the Loan Agreement specifically referred to herein.  After the effectiveness of this Agreement, any reference to the Loan Agreement shall mean the Loan Agreement as amended and modified hereby.

SECTION 11.Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.Loan Document.  This Agreement shall constitute a Loan Document.  It shall be an immediate Event of Default under the Loan Agreement if any Borrower or any other Credit Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or if any representation or warranty made by any Borrower or any other Credit Party under or in connection with this Agreement shall be untrue, false or misleading in any respect when made.

SECTION 13.Assignments; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Credit Parties, the Lender and their respective successors and assigns; provided that neither the Borrowers nor any other Credit Party shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Lender, in its sole discretion.  No person other than the parties hereto and the Lender shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiaries rights are hereby expressly disclaimed.

SECTION 14.Amendment.  No amendment, modification or waiver of the terms of this Agreement shall be effective except in a writing signed by the Credit Parties and the Lender.

SECTION 15.Arms-Length/Good Faith; Review and Construction of Documents. This Agreement has been negotiated at arms-length and in good faith by the parties hereto. The Credit Parties (a) have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained in this Agreement, and (c) have executed this Agreement of their own free will and volition. Furthermore, the Credit Parties acknowledge that (i) this Agreement shall be construed as if jointly drafted by the Credit Parties and the Lender, and (ii) the recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

SECTION 16.Submission to Jurisdiction; Waiver of Venue; Waiver of Trial by Jury; Headings; Severability; Preferences; Prior Agreements.  The provisions of Sections 14.4, 14.6, 14.8, 14.9, 14.10 and 14.13  of the Loan Agreement are hereby incorporated into this amendment, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWERS:

CP PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:
Name:
Title:

NORTHWEST PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:
Name:
Title:

ATTALLA NURSING ADK, LLC, a Georgia limited liability company

By:
Name:
Title:

ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:
Name:
Title:

GUARANTORS:

REGIONAL HEALTH PROPERTIES, INC., a Georgia corporation

By:
Name:
Title:

ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By:
Name:
Title:

HEARTH & HOME OF OHIO, INC., a Georgia limited liability company

By:
Name:
Title:

LENDER:

PINECONE REALTY PARTNERS II, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A

Operating Leases with Operator Insurance Defaults

Healthcare Facility OwnerLease Description

CP Property Holdings, LLC

Lease Agreement, dated February 18, 2015 by and between CP NURSING, LLC and C. R. OF COLLEGE PARK, LLC, as amended by the extension letter, dated February 16, 2017, by and between CP NURSING, LLC and C. R. OF COLLEGE PARK, LLC

Northwest Property

Holdings, LLC

Lease Agreement, dated May 1, 2015, by and between NW 61st NURSING, LLC and SOUTHWEST LTC-NW OKC, LLC, as amended by the First Amendment to Lease Agreement, dated December 1, 2015, by and between NW 61st NURSING, LLC and SOUTHWEST LTC-NW OKC, LLC

Attalla Nursing ADK, LLC

Lease Agreement, dated September 22, 2014, by and between ATTALLA NURSING ADK, LLC and C.R. OF ATTALLA, LLC, as amended by the First Amendment to Lease Agreement, dated November 21, 2014, by and between ATTALLA NURSING ADK, LLC and C.R. OF ATTALLA, LLC, as amended by the Second Amendment to Lease Agreement, dated September 14, 2015 by and between ATTALLA NURSING ADK, LLC and C.R. OF ATTALLA, LLC

Coosa Nursing ADK, LLC

Lease Agreement, dated September 22, 2014 by and between Coosa Nursing ADK, LLC, and C.R. of Coosa Valley, LLC, as amended by the First Amendment to Lease Agreement, dated November 21, 2014, by and between Coosa Nursing ADK, LLC, and C.R. of Coosa Valley, LLC, as amended by the Second Amendment to Lease Agreement, dated September 14, 2015, by and between Coosa Nursing ADK, LLC and C.R. of Coosa Valley, LLC

Meadowood Property

Holdings, LLC	Lease Agreement, dated March 22, 2017, by and between Meadowood Property Holdings, LLC and CRM of Meadowood, LLC
Erin Property Holdings, LLC	Lease Agreement, dated October 22, 2014, by and between ERIN NURSING, LLC and SL SNF, LLC

Mountain Trace

Nursing ADK, LLC

Lease Agreement dated February 22, 2015 by and between Mountain Trace Nursing ADK, LLC and Blue Ridge on the Mountain, LLC, as amended by the First Amendment to Lease Agreement, dated March 20, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain , LLC, as amended by the Second Amendment to

Lease Agreement, dated May 31, 2015 by and between Mountain Trace Nursing ADK,LLC and Blue Ridge on the Mountain, LLC
QC Property Holdings, LLC

Lease Agreement dated May 1, 2015, by and between QC NURSING, LLC and SOUTHWEST LTC-QUAIL CREEK, LLC, as amended by the First Amendment to Lease Agreement dated December 1, 2015, by and between QC NURSING, LLC and SOUTHWEST LTC-QUAIL CREEK, LLC

Eaglewood Property

Holdings, LLC	Lease Agreement dated August 1, 2015, by and between EAGLEWOOD VILLAGE, LLC and EW ALF, LLC

Glenvue H&R Property

Holdings, LLC

Lease Agreement dated July 1, 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended by the First Amendment to Lease Agreement dated August 14, 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended by the Second Amendment to Lease Agreement dated October 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended and replaced by the Third Amendment to Lease Agreement dated July 27, 2016, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC

Mt. Kenn Property

Holdings, LLC	Lease Agreement dated October 1, 2015, by and between KB HUD MASTER TENANT 2014, LLC and C.R. OF AUTUMN BREEZE, LLC

Hearth & Care of

Greenfield, LLC	Lease Agreement dated August 1, 2015, by and between RMC HUD MASTER TENANT, LLC and HC SNF, LLC

The Pavilion Care

Center, LLC	Lease Agreement dated August 1, 2015, by and between RMC HUD MASTER TENANT, LLC and PV SNF, LLC

Woodland Manor Property

Holdings, LLC	Lease Agreement dated August 1, 2015, by and between 2014 HUD MASTER TENANT, LLC and EW SNF, LLC

Sumter Valley Property

Holdings, LLC

Lease Agreement, dated February 27, 2015 by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter LLC, as amended by the First Lease Amendment to Lease Agreement, dated March 20, 2015, by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter, LLC

Georgetown HC&R

Property Holdings, LLC

Lease Agreement, dated February 27, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown LLC, as amended by the First Amendment to Lease Agreement, dated March 20, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC, as amended by the Second Amendment to Lease Agreement, dated September 24, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC

Leased Healthcare FacilityLease Description

Powder Springs Nursing

Lease Agreement, dated January 31, 2015, by and between ADK GEORGIA, LLC and 3460 POWDER SPRINGS ROAD ASSOCIATES, L.P, as amended by the First Amendment to Lease Agreement, dated September 23, 2015, by and between ADK GEORGIA, LLC and 3460 POWDER SPRINGS ROAD ASSOCIATES, L.P

Tara at Thunderbolt

Lease Agreement, dated January 31, 2015, by and between ADK GEORGIA, LLC and 3223 FALLIGANT AVENUE ASSOCIATES, L.P, as amended by the First Amendment to Lease Agreement, dated September 23, 2015, by and between ADK GEORGIA, LLC and 3223 FALLIGANT AVENUE ASSOCIATES, L.P

Lumber City Nursing

Lease Agreement, dated October 22, 2014, by and between ADK GEORGIA, LLC and LC SNF, LLC, as amended by the First Amendment to Lease Agreement, dated September 10, 2015, by and between ADK GEORGIA, LLC and LC SNF, LLC

LaGrange Nursing

Lease Agreement, dated April 1, 2015, by and between ADK GEORGIA, LLC and C.R. OF LAGRANGE, LLC, as amended by the First Amendment to Lease Agreement, dated September 14, 2015, by and between ADK GEORGIA, LLC and C.R. OF LAGRANGE, LLC

Savannah Beach Nursing	Lease Agreement, dated June 18, 2016, by and between ADK GEORGIA, LLC and SB TYBEE, LLC
Oceanside Nursing	Lease Agreement, dated June 18, 2016, by and between ADK GEORGIA, LLC and OS TYBEE, LLC
Jeffersonville Nursing	Lease Agreement, dated June 18, 2016, by and between ADK GEORGIA, LLC and JV JEFFERSONVILLE, LLC
Thomasville Nursing

Lease Agreement, dated July 1, 2014, by and between ADK GEORGIA, LLC and C.R. OF THOMASVILLE, LLC, as amended by the First Amendment to Lease Agreement, dated July 1, 2014, by and between ADK GEORGIA, LLC and C.R. OF THOMASVILLE, LLC, as amended by the Second Amendment to Lease Agreement, dated February 9, 2015, by and between ADK GEORGIA, LLC and C.R. OF THOMASVILLE, LLC, as amended by the Third Amendment to Lease

Agreement, dated September 9, 2015, by and between ADK GEORGIA, LLC and C.R. OF THOMASVILLE, LLC
Bonterra Nursing

Lease Agreement, dated July 20, 2015, by and between ADK BONTERRA/PARKVIEW, LLC and 2801 FELTON AVENUE, L.P., as amended by First Amendment to Lease Agreement, dated September 1, 2015, by and between ADK BONTERRA/PARKVIEW, LLC and 2801 FELTON AVENUE, L.P.

Parkview Manor Nursing

Lease Agreement, dated July 20, 2015, by and between ADK BONTERRA/PARKVIEW, LLC and 460 AUBURN AVENUE, L.P, as amended by the First Amendment to Lease Agreement, dated September 1, 2015, by and between ADK BONTERRA/PARKVIEW, LLC and 460 AUBURN AVENUE, L.P

Covington Care Center	Lease Agreement, dated August 1, 2015, by and between ADCARE HEALTH SYSTEMS, INC and CC SNF, LLC

Operating Leases with Operator Estoppel Defaults

Healthcare Facility OwnerLease Description

CP Property Holdings, LLC

Lease Agreement, dated February 18, 2015 by and between CP NURSING, LLC and C. R. OF COLLEGE PARK, LLC, as amended by the extension letter, dated February 16, 2017, by and between CP NURSING, LLC and C. R. OF COLLEGE PARK, LLC

Glenvue H&R Property

Holdings, LLC

Lease Agreement dated July 1, 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended by the First Amendment to Lease Agreement dated August 14, 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended by the Second Amendment to Lease Agreement dated October 2015, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC, as amended and replaced by the Third Amendment to Lease Agreement dated July 27, 2016, by and between 2014 HUD MASTER TENANT, LLC and C.R. OF GLENVUE, LLC

Mt. Kenn Property

Holdings, LLC	Lease Agreement dated October 1, 2015, by and between KB HUD MASTER TENANT 2014, LLC and C.R. OF AUTUMN BREEZE, LLC

Hearth & Care of

Greenfield, LLC	Lease Agreement dated August 1, 2015, by and between RMC HUD MASTER TENANT, LLC and HC SNF, LLC

The Pavilion Care

Center, LLC	Lease Agreement dated August 1, 2015, by and between RMC HUD MASTER TENANT, LLC and PV SNF, LLC

Woodland Manor Property

Holdings, LLC	Lease Agreement dated August 1, 2015, by and between 2014 HUD MASTER TENANT, LLC and EW SNF, LLC

Sumter Valley Property

Holdings, LLC

Lease Agreement, dated February 27, 2015 by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter LLC, as amended by the First Lease Amendment to Lease Agreement, dated March 20, 2015, by and between Sumter Valley Property Holdings, LLC and Blue Ridge of Sumter, LLC

Georgetown HC&R

Property Holdings, LLC

Lease Agreement, dated February 27, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown LLC, as amended by the First Amendment to Lease Agreement, dated March 20, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC, as amended by the Second Amendment to Lease Agreement, dated September 24, 2015, by and between Georgetown HC&R Property Holdings, LLC and Blue Ridge in Georgetown, LLC

Exhibit B

AdCare Opco Guaranty

[See attached]

Exhibit C

AdCare Opco Pledge Agreement

[See attached]